Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

Independence Realty Trust, Inc. (“IRT”) has entered into an Agreement and Plan of Merger, dated as of May 11, 2015 (the “Merger Agreement”), by and among IRT, Independence Realty Operating Partnership, LP, IRT’s operating partnership (“IROP”), Adventure Merger Sub LLC, a direct wholly-owned subsidiary of IROP (“OP Merger Sub”), IRT Limited Partner, LLC, a direct wholly-owned subsidiary of IRT (“IRT LP LLC”), Trade Street Residential, Inc. (“TSRE”), and Trade Street Operating Partnership, LP, TSRE’s operating partnership (“TSR OP”).

The Merger Agreement provides for: (i) OP Merger Sub to merge into TSR OP (the “Partnership Merger”), with TSR OP continuing as the surviving entity, and (ii) TSRE to merge into IRT LP LLC (the “Company Merger” and, together with the Partnership Merger, the “Merger”), with IRT LP LLC continuing as the surviving entity and a wholly-owned subsidiary of IRT.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Company Merger, each issued and outstanding share of common stock, par value $0.01 per share, of TSRE (“TSRE common stock”) will convert into the right to receive the “Merger Consideration,” which consists of: (i) $3.80 in cash, without interest, subject to increase, at the election of IRT, to up to $4.56 (such cash amount, the “Per Share Cash Amount”), and (ii) a number of shares of common stock, par value $0.01 per share, of IRT (“IRT common stock”) equal to the quotient determined by dividing (a) $7.60 less the Per Share Cash Amount, by (b) $9.25, and rounding the result to the nearest 1/10,000.

The following unaudited pro forma condensed consolidated financial statements are based on IRT’s historical consolidated financial statements and TSRE’s historical consolidated financial statements incorporated by reference to this joint proxy statement/prospectus, and have been adjusted in the statements below to give effect to the Merger. The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2015 and the year ended December 31, 2014 give effect to the Merger as if it had occurred on January 1, 2014, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 gives effect to the Merger as if it had occurred on March 31, 2015. The historical consolidated financial statements of TSRE have been adjusted to reflect certain reclassifications in order to conform to IRT’s financial statement presentation.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting with IRT considered the accounting acquirer of TSRE. Under the acquisition method of accounting, the purchase price is allocated to the underlying TSRE tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with the excess purchase price, if any, allocated to goodwill.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and information that is currently available. The total consideration for the Merger and the assignment of fair values to TSRE’s assets acquired and liabilities assumed has not been finalized, is subject to change, could vary materially from the actual amounts at the time the Merger is completed, and may not reflect all adjustments necessary to conform TSRE’s accounting policies to IRT’s accounting policies. A final determination of the fair value of TSRE’s assets and liabilities, including intangible assets, will be based on the actual net tangible and intangible assets and liabilities of TSRE that exist as of the closing date of the Merger and, therefore, cannot be made prior to the completion of the Merger. In addition, the value of the Merger Consideration to be paid by IRT upon the consummation of the Merger will be determined based on the closing price of IRT’s common stock on the day immediately preceding the closing date of the Merger. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial statements presented below. IRT estimated the fair value of TSRE’s assets and liabilities based on discussions with TSRE’s management, preliminary valuation models, due diligence and information presented in TSRE’s public filings. Upon completion of the Merger, final valuations will be performed. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or statements of income. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The aggregate purchase price for financial statement purposes will be based on the actual closing price per share of IRT common stock on the day immediately preceding the closing date of the Merger, which could differ materially from the assumed value disclosed in the notes to the unaudited pro forma condensed consolidated financial statements, and $3.80 in cash for each share of TSRE common stock. If the actual closing price per share of IRT common stock on the day immediately preceding the closing date is higher than the assumed amount, the final purchase price will be higher; conversely, if the actual closing price is lower, the final purchase price will be lower.

Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that: (i) reflect acquisitions and financing transactions completed by IRT before the Merger (ii) are directly attributable to the Merger, (iii) are factually supportable, and (iv) are expected to have a continuing impact on the results of operations of the Combined Company following the Merger. This information is presented for illustrative purposes only and is not indicative of the consolidated operating results or financial position of the Combined Company that would have occurred if such transactions had occurred on the dates described above and in accordance with the assumptions described below, nor is it indicative of future operating results or financial position.

The unaudited pro forma condensed consolidated financial statements, although helpful in illustrating the financial characteristics of the Combined Company following the Merger under one set of assumptions, do not reflect opportunities to earn additional revenue, or other factors that may result as a consequence of the Merger and do not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed consolidated statements of income exclude projected operating efficiencies and synergies expected to be achieved as a result of the Merger. Further, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of the Combined Company following the Merger.

The unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•	the historical audited consolidated financial statements of IRT as of and for the year ended December 31, 2014 incorporated by reference into this joint proxy statement/prospectus from the IRT Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the historical unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2015 incorporated by reference into this joint proxy statement/prospectus from the IRT Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

•	the historical audited consolidated financial statements of TSRE as of and for the year ended December 31, 2014 incorporated by reference into this joint proxy statement/prospectus from the TSRE Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the historical unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2015 incorporated by reference into this joint proxy statement/prospectus from the TSRE Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

•	the historical audited statements of revenues and certain expenses of IRT’s 2014 significant acquisitions, as filed in Current Reports on Form 8-K or Form 8-K/A filed on June 12, 2014 (Carrington Park Apartments and Arbors at the Reservoir) and December 22, 2014 (Walnut Hill, Lenoxplace, Stonebridge Crossing, Bennington Pond and The Southeast Portfolio), each of which is incorporated by reference into this joint proxy statement/prospectus; and

•	See “Where You Can Find More Information; Incorporation by Reference” for other information relating to IRT and TSRE.

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2015

(Dollars in thousands)

	IRT Historical	Bayview	Adjustments	IRT Historical, As Adjusted	TSRE Historical	Pro Forma Adjustments		Consolidated Pro Forma
	(A)	(B)	(C)		(D)
Assets:
Investment in real estate at cost	$689,867	$25,031	$—	$714,898	$587,509	$45,824	(E)	$1,348,231
Accumulated depreciation	(27,261)	—	—	(27,261)	(31,197)	31,197	(F)	(27,261)

Investments in real estate, net	662,606	25,031	—	687,637	556,312	77,021		1,320,970
Cash and cash equivalents	19,084	(25,311)	35,211	28,984	10,468	(7,566	)(G)	31,886
Restricted cash	6,228	—	—	6,228	2,763	—		8,991
Accounts receivable and other assets	1,818	—	—	1,818	1,664	—		3,482
Intangible assets, net of accumulated amortization	1,342	219	—	1,561	514	6,422	(H)	8,497
Deferred costs, net of accumulated amortization	2,954	—	164	3,118	4,369	(4,369	)(I)	3,118

Total Assets	$694,032	(61)	$35,375	$729,346	$576,090	$71,508		$1,376,944

LIABILITIES AND EQUITY:
Indebtedness	$422,613	—	$35,375	$457,988	$359,589	$(359,589	)(J)	$457,988
Bridge loan	—	—	—	—	—	500,000	(J)	500,000
Accounts payable and accrued expenses	10,691	—	—	10,691	4,255	—		14,946
Accrued interest payable	31	—	—	31	876	(876	)(J)	31
Dividends payable	1,982	—	—	1,982	3,709	—		5,691
Other liabilities	1,860	—	—	1,860	1,829	35,900	(K)	39,589

Total Liabilities	437,177	—	35,375	472,552	370,258	175,435		1,018,245
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value	—	—	—	—	—	—		—
Common stock, $0.01 par	318	—	—	318	367	(206	)(L)	479
Additional paid-in capital	267,695	—	—	267,695	271,261	(133,617	)(L)	405,339
Retained earnings (accumulated deficit)	(22,680)	(61)	—	(22,741)	(80,863)	44,963	(L)	(58,641)

Total stockholders’ equity	245,333	(61)	—	245,272	190,765	(88,860)		347,177
Non-controlling interests	11,522	—	—	11,522	15,067	(15,067	)(L)	11,522

Total Equity	256,855	(61)	—	256,794	205,832	(103,927)		358,699

Total liabilities and equity	$694,032	(61)	$35,375	$729,346	$576,090	$71,508		$1,376,944

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

MARCH 31, 2015

(Dollars in thousands, except per share data)

	IRT Historical	Bayview	Adjustments	IRT Historical, As Adjusted	TSRE Historical	Pro Forma Adjustments		Consolidated Pro Forma
	(M)	(N)	(O)		(P)
REVENUE:
Rental Income	$19,443	$564	—	$20,007	$14,113	$—		$34,120
Tenant reimbursement & other income	2,257	98	—	2,355	1,516	—		3,871

Total revenue	21,700	662	—	22,362	15,629	—		37,991
EXPENSES
Property operating expenses	10,138	284	—	10,422	6,353	—		16,775
General & administrative expenses	499	—	—	499	2,088	(2,088)	(Q)	499
Asset management fees	1,212	—	47	1,259	—	1,187	(R)	2,446
Acquisition expenses	33	—	(33)	—	156	(156)	(S)	—
Depreciation and amortization	6,038	—	(1,784)	4,254	3,884	(519)	(T)	7,619

Total expenses	17,920	284	(1,770)	16,434	12,481	(1,576)		27,339

Operating Income	3,780	378	1,770	5,928	3,148	1,576		10,652
Interest expense	(4,022)	—	(247)	(4,269)	(3,623)	(2,252)	(U)	(10,144)
Interest income	1	—	—	1	—	—		1

Net income (loss)	(241)	378	1,523	1,660	(475)	(676)		509
(Income) loss allocated to non-controlling interests	8	—	(54)	(46)	29	—	(V)	(17)

Net Income (loss) allocable to common shares	$(233)	$378	$1,469	$1,614	$(446)	$(676)		$492

Earnings Per Share:
Basic	$(0.01)			$0.05				$0.01

Diluted	$(0.01)			$0.05				$0.01

Weighted-Average Shares:
Basic	31,768,468			31,768,468			(W)	47,848,441

Diluted	31,768,468			33,181,815			(W)	49,261,788

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2014

(Dollars in thousands, except per share data)

	IRT Historical	2014 Acquisitions	Bayview	Adjustments	IRT Historical, As Adjusted	TSRE Historical	Pro Forma Adjustments		Consolidated Pro Forma
	(M)	(X)	(N)	(O)		(P)
REVENUE:
Rental Income	$44,834	$32,546	$2,267	—	$79,647	$51,372	$1,918	(Y)	$132,937
Tenant reimbursement & other income	4,369	3,979	334	—	8,682	5,495	169	(Y)	14,346

Total revenue	49,203	36,525	2,601	—	88,329	56,867	2,087		147,283
EXPENSES
Property operating expenses	23,427	16,962	1,209	—	41,598	24,781	895	(Y)	67,274
General & administrative expenses	1,137	—	—	—	1,137	18,124	(18,124	)(Q)	1,137
Asset management fees	1,736	—	—	2,612	4,348	—	4,750	(R)	9,098
Acquisition expenses	1,842	—	—	(1,842)	—	3,044	(3,044	)(S)	—
Depreciation and amortization	12,520	—	—	11,277	23,797	19,250	1,144	(T)	44,191

Total expenses	40,662	16,962	1,209	12,047	70,880	65,199	(14,379)		121,700

Operating Income	8,541	19,563	1,392	(12,047)	17,449	(8,332)	16,466		25,583
Interest expense	(8,496)	—	—	(7,654)	(16,150)	(13,964)	(9,536	)(U)	(39,650)
Interest and other income	17	—	—	—	17	151	—		168
Asset impairments	—	—	—	—	—	(7,962)	—		(7,962)
Loss on debt extinguishment	—	—	—	—	—	(1,629)	—		(1,629)
Gain (loss) on assets	2,882	—	—	—	2,882	1,419	—		4,301

Net income (loss)	2,944	19,563	1,392	(19,701)	4,198	(30,317)	6,930		(19,189)
Income (loss) allocated to preferred shares	—	—	—	—	—	(693)	—		(693)
Extinguishment of equity securities	—	—	—	—	—	1,216	—		1,216
Adjustments for participating securities	—	—	—	—	—	44	—		44
(Income) loss allocated to non-controlling interests	(4)	—	—	(115)	(119)	1,953	(1,350	)(V)	484

Net Income (loss) allocable to common shares	$2,940	19,563	$1,392	$(19,816)	$4,079	$(27,797)	$5,580		$(18,138)

Earnings Per Share:
Basic	$0.14				$0.19				$(0.49)

Diluted	$0.14				$0.19				$(0.49)

Weighted-Average Shares:
Basic	21,315,928				21,315,928			(W)	37,395,901

Diluted	21,532,671				21,532,671			(W)	37,395,901

INDEPENDENCE REALTY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

For purposes of the unaudited pro forma condensed consolidated financial statements, which we refer to as the pro forma financial statements, we have assumed a total preliminary purchase price for the Merger of approximately $655.2 million, which consists of shares of IRT common stock issued, cash paid in exchange for shares of TSRE common stock and TSR OP Units, and assumption of indebtedness.

The pro forma financial statements have been prepared assuming the Merger is accounted for using the acquisition method of accounting under U.S. GAAP, which we refer to as acquisition accounting, with IRT as the acquiring entity. Accordingly, under acquisition accounting, the acquired net tangible and identifiable intangible assets and liabilities assumed of TSRE are recorded based on their respective fair values, as further described below.

To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform TSRE’s financial statement presentation to that of IRT. However, the unaudited pro forma financial statements may not reflect all adjustments necessary to conform TSRE’s accounting policies to those of IRT due to limitations on the availability of information as of the date of this joint proxy statement/prospectus.

The pro forma adjustments represent IRT management’s estimates based on information available as of the date of this joint proxy statement/prospectus and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the pro forma financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined, including transaction or other costs following the Merger that are not expected to have a continuing impact on the Combined Company’s results of operations. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Merger are excluded from the pro forma statements of income.

The pro forma condensed consolidated statements of income for the year ended December 31, 2014 and for the three months ended March 31, 2015 consolidate the historical consolidated statements of income of IRT and TSRE, giving effect to the Merger as if it had been consummated on January 1, 2014, the beginning of the earliest period presented. The pro forma balance sheet combines the historical consolidated balance sheet of IRT and the historical consolidated balance sheet of TSRE as of March 31, 2015, giving effect to the Merger as if it had been consummated on March 31, 2015.

Completion of the Merger is subject to, among other things, approval by the stockholders of both IRT and TSRE. As of the date of this joint proxy statement/prospectus, the Merger is expected to be completed during the third quarter of 2015.

Unless otherwise noted, all dollar amounts are in thousands, except per share amounts.

Preliminary Estimated Purchase Price

The total preliminary estimated purchase price of approximately $655,164 was determined based on the number of shares of TSRE common stock outstanding as of May 11, 2015. For purposes of the pro forma financial statements, such shares of TSRE common stock are assumed to remain outstanding as of the closing date of the Merger. Further, no effect has been given to any new shares of TSRE common stock that may be issued or granted subsequent to the date of this joint proxy statement/prospectus and before the closing date of the Merger.

In all cases in which IRT’s closing stock price is a determining factor in arriving at final purchase price for the Merger, the stock price assumed for the total preliminary purchase price is the closing price of IRT’s common stock on May 8, 2015 ($8.57 per share), the last trading day prior to the public announcement of the Merger.

INDEPENDENCE REALTY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The purchase price will be computed using the closing price of IRT common stock on the trading date immediately preceding the closing date of the Merger; therefore, the actual purchase price will fluctuate with the market price of IRT common stock until the Merger is consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the pro forma financial statements.

For purposes of these pro forma financial statements, TSRE’s tangible and intangible assets acquired and liabilities assumed have been recorded based on their estimated fair values assuming the Merger was completed on the pro forma balance sheet date presented. The final fair values will be based upon valuations and other analyses for which there is currently insufficient information to make a definitive valuation. Accordingly, the purchase price adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements. The final purchase price adjustments will be determined after the Merger is consummated and after completion of a thorough analysis to determine the fair value of TSRE’s tangible assets and liabilities, including tangible assets and identifiable intangible assets and liabilities. As a result, the final acquisition accounting adjustments, including those resulting from conforming TSRE’s accounting policies to those of IRT, could differ materially from the pro forma adjustments presented herein.

Balance Sheet Adjustments

(A)	Represents the historical balance sheet of IRT at March 31, 2015, included in IRT’s Quarterly Report on Form 10-Q filed on May 8, 2015.

(B)	On May 1, 2015, IRT acquired a 236-unit property in Indianapolis, Indiana called Bayview. The acquisition price was $25,250, of which $219 was associated with in-place lease intangibles and acquisition expense of $61. At acquisition, the acquisition price was paid with cash.

(C)	On April 13, 2015, IRT financed the Stonebridge at the Ranch real estate asset with a $20,527 first mortgage loan at 3.23% interest rate and a stated maturity date of May 1, 2025. IRT incurred $164 of financing costs that will be amortized to interest expense over the term of the debt agreement.

On May 11, 2015, IRT borrowed $14,848 of proceeds from its line of credit using the Bayview property as collateral.

(D)	Represents the historical balance sheet of TSRE at March 31, 2015, included in TSRE’s Quarterly Report on Form 10-Q filed on May 11, 2015.

(E)	Represents the adjustment to reflect TSRE’s real estate assets at their estimated fair values as of March 31, 2015. The estimated fair value was derived by applying a capitalization rate to estimated net operating income, using available market data. The estimated fair value of TSRE’s real estate assets was $633,333 as of March 31, 2015.

(F)	Accumulated depreciation was adjusted to eliminate TSRE’s historical accumulated depreciation at March 31, 2015.

(G)	Adjustment represents the cash needed to close the Merger and was computed as follows as of March 31, 2015:

Fair value of real estate assets	$633,333
Fair value of other assets	21,831

Aggregate fair value of assets acquired	655,164
Less:
Bridge loan, see note (J)	(500,000)
Fair value of other liabilities assumed	(9,793)
Fair value of stock issued, see note (L)	(137,805)

Net cash used in closing the merger	$7,566

INDEPENDENCE REALTY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(H)	The intangible asset adjustment represents $6,936 for acquisition of acquired in-place leases. The estimated fair value of in-place leases was calculated based on the estimated cost to replace such leases, including foregone rents during an assumed lease-up period. These costs were offset by the elimination of TSRE’s historical in-place lease intangible assets of $514.

(I)	Deferred financing costs was adjusted by $4,369 to eliminate TSRE’s historical financing costs.

(J)	Adjustment represents the removal of historical TSRE first mortgages, line of credit borrowings and accrued interest as required in the Merger Agreement. Additionally, IRT has received a bridge loan commitment to finance the cash consideration in connection with the Merger, which is reflected herein for pro forma purposes. It is assumed herein that the bridge loan commitment is for $500,000 and bears interest at LIBOR plus 450 basis points per annum, consistent with the Commitment Letter.

(K)	Adjustment represents estimated transaction costs anticipated by IRT and TSRE prior to or concurrent with the closing of the Merger of approximately $30,900 and costs of $5,000 associated with IRT’s $500,000 bridge loan.

(L)	Adjustment represents the issuance of 16,079,973 shares of IRT common stock with a fair value of $8.57 per share as of May 8, 2015, the elimination of all historical TSRE equity balances, noncontrolling interests and transaction costs. The following table provides detail of adjustments impacting additional paid in capital (APIC), common stock and distributions in excess of accumulated earnings:

	APIC	Common stock	Retained earnings (accumulated deficit)
Transaction costs of IRT/TSRE	$—	$—	$(35,900)
Issuance of IRT common stock	137,644	161	—
Removal of TSRE’s historical balances	(271,261)	(367)	80,863

Total adjustment	$(133,617)	$(206)	$44,963

Income Statement Adjustments for the Three Months Ended March 31, 2015 and Year Ended December 31, 2014

(M)	Represents the historical income statement for IRT for the three months ended March 31, 2015, included in IRT’s Quarterly Report on Form 10-Q filed on May 8, 2015.

Represents the historical income statement for IRT for the year ended December 31, 2014, included in IRT’s Annual Report on Form 10-K filed on March 16, 2015.

(N)	Represents the revenue and operating expenses of Bayview for the three months ended March 31, 2015 and year ended December 31, 2014. IRT acquired Bayview on May 1, 2015.

(O)	For the three months ended March 31, 2015, these adjustments represent (1) the additional asset management fees associated with IRT’s Bayview acquisition pursuant to the current asset management agreement, (2) the removal of historical IRT acquisition expenses, as IRT is depicting those acquisitions as being made on January 1, 2014 for pro forma purposes, (3) recognition of additional depreciation expense for Bayview and removing IRT’s historical amortization expense of in-place leases associated with 2014 acquisitions, (4) interest expense associated with the additional financing for the Stonebridge Ranch permanent financing and the borrowings under IRT’s line of credit for the Bayview acquisition, which assumes the financings were outstanding as of the beginning of the respective period and (5) an adjustment to the income allocation to non-controlling interests as a result of the aforementioned adjustments.

INDEPENDENCE REALTY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the year ended December 31, 2014, these adjustments represent (1) the additional asset management fees associated with IRT’s acquisition of Bayview, as well as other properties IRT acquired in 2014, (2) the removal of historical IRT acquisition expenses as IRT is depicting those acquisitions as being made on January 1, 2014 for pro forma purposes, (3) recognition of additional depreciation expense on the properties that IRT acquired in 2014 along with our acquisition of Bayview in 2015 and amortization expense of in-place leases for the properties acquired in 2014 (note, depreciation and amortization expense is computed on a straight-line basis over a 40 year useful life for buildings and estimated life of six months for acquired in-place leases), (4) interest expense associated with the permanent financing of The Crossings property, which IRT acquired on November 22, 2013, permanent financing for the properties IRT acquired in 2014, and the borrowings under IRT’s line of credit for the Bayview acquisition, which assumes the financings were outstanding as of the beginning of the respective period and (5) an adjustment to the income allocation to non-controlling interests as a result of the aforementioned adjustments.

(P)	Represents the historical income statement for TSRE for the three months ended March 31, 2015, included in TSRE’s Quarterly Report on Form 10-Q filed on May 11, 2015.

Represents the historical income statement for TSRE for the year ended December 31, 2014, included in TSRE’s Annual Report on Form 10-K filed on March 13, 2015.

(Q)	As part of the Merger, the TSRE assets will become externally managed and all employees and corporate contracts will be terminated. This adjustment to general and administrative expenses represents the removal of these historical costs.

(R)	Adjustment represents the additional asset management fee due pursuant to the existing asset management agreement. The terms of the existing asset management agreement require a management fee based on 75 basis points of real estate assets annually. At the closing date of the Merger, IRT intends to amend its asset management agreement to change from an asset based fee structure to an equity based fee structure. The unaudited pro forma condensed consolidated financial statements do not reflect the new equity based fee structure since it will not be in place until closing of the Merger.

(S)	Adjustment represents the removal of TSRE’s historical acquisition expenses of $156 for the three months ended March 31, 2015 and $3,044 for the year ended December 31, 2014, as the acquisitions made by TSRE were depicted as occurring on January 1, 2014 for pro forma purposes.

(T)	For the three months ended March 31, 2015, depreciation and amortization was adjusted to eliminate $3,884 of TSRE’s historical depreciation and amortization expense and to recognize $3,365 of depreciation based on the fair value of the real estate assets.

For the year ended December 31, 2014, depreciation and amortization was adjusted to eliminate $19,250 of TSRE’s historical depreciation and amortization expense, to recognize $13,458 of depreciation expense based on the fair value of TSRE’s real estate assets, and to recognize $6,936 for the amortization of in-place leases associated with TSRE’s assets.

Pro forma depreciation and amortization expense on the TSRE assets is computed on a straight-line basis over the estimated useful lives of the related assets, which range from 40 years for land improvements and buildings and 6 months for acquired in-place leases, all of which are preliminary determinations.

INDEPENDENCE REALTY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(U)	For the three months ended March 31, 2015, interest expense is reduced by $3,623 to remove TSRE’s historical interest cost and increased by $5,875 to recognize of interest expense associated with the $500,000 bridge loan used to finance the cash portion of the Merger Consideration.

For the year ended December 31, 2014, interest expense is reduced by $13,964 to remove TSRE’s historical interest cost and increased by $23,500 to recognize interest expense associated with the $500,000 bridge loan used to finance the cash portion of the Merger Consideration.

(V)	Noncontrolling interest was adjusted to eliminate TSRE’s historical income allocated to noncontrolling interest expense, as TSRE’s historical outstanding operating partnership units will be redeemed for IRT shares and cash, and to also adjust the income allocated to noncontrolling interests pursuant to the aforementioned adjustments.

(W)	Pro Forma weighted average shares increased as a result of the issuance of 16,079,973 shares of IRT common stock to TSRE stockholders in connection with the Merger.

(X)	Represents the adjustment to reflect the pro forma revenues and property operating expenses for the properties that IRT acquired in 2014. This adjustment represents the revenues and property operating expenses associated with the period that IRT did not own the property, effectively January 1, 2014 through the acquisition date of each property. IRT acquired Reserve at Eagle Ridge on January 31, 2014, The Oklahoma Portfolio on February 28, 2014, King’s Landing on March 31, 2014, Carrington Park Apartments on May 7, 2014, Arbors at the Reservoir on June 4, 2014, Walnut Hill on August 28, 2014, Lenoxplace on September 5, 2014, Stonebridge Crossing on September 15, 2014, Bennington Pond on November 24, 2014, The Southeast Portfolio on December 8, 2014, Stonebridge at the Ranch on December 16, 2014, and Iron Rock Ranch on December 30, 2014. Rental income, tenant reimbursement and other income and property operating expenses from these properties from January 1, 2014 through the acquisition date were $32,546, $3,979 and $16,962, respectively. The operations of each property subsequent to the date of acquisitions are included in the historical consolidated income statement of IRT for the year ended December 31, 2014.

(Y)	Represents the adjustment to reflect the pro forma revenues and property operating expenses for the properties that TSRE acquired in 2014. This adjustment represents the revenues and property operating expenses associated with the period that TSRE did not own the property, effectively January 1, 2014 through the acquisition date of each property. TSRE acquired Miller Creek and Wake Forest on January 21, 2014, Aventine on February 4, 2014, Brier Creek on March 10, 2014, Craig Ranch on March 18, 2014 and Big Creek on April 7, 2014. Rental income, tenant reimbursement and other income and property operating expenses from these properties from January 1, 2014 through the acquisition date were $1,918, $169 and $895, respectively. The operations of each property subsequent to the date of acquisitions are included in the historical consolidated income statement of TSRE for the year ended December 31, 2014.